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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 dated October 21, 1997, of our report dated October 10, 1996, on the consolidated balance sheet of Veritas DGC Inc. and subsidiaries (the "Company") as of July 31, 1996, and the related consolidated statements of income, cash flows and changes in stockholders' equity for each of the two years in the period ended July 31, 1996, appearing in the Company's Annual Report on Form 10-K for the year ended July 31, 1997.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Houston, Texas
October 21, 1997